UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  September 27, 2010

POKERTEK, INC.

(Exact Name of Registrant as Specified in Its Charter)

North Carolina	000-51572	61-1455265
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1150 Crews Road, Suite F Matthews, North Carolina	28105
(Address of Principal Executive Offices)	(Zip Code)

(704) 849-0860

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Current Report on Form 8-K is filed by PokerTek, Inc., a North Carolina corporation (the “Company”), in connection with the items set forth below.

Item 1.01  Entry into a Material Definitive Agreement.

The information contained below in Item 8.01 is hereby incorporated by reference into this Item 1.01. By incorporating that information into this Item 1.01 the Company shall not be deemed to be making an admission of the materiality of the Amended and Restated Purchase Agreement.

Item 8.01  Other Events.

On June 24, 2010, the Company signed a $5 million purchase agreement with Lincoln Park Capital Fund, LLC (“LPC”), an Illinois limited liability company.

The parties executed an Amended and Restated Purchase Agreement as of September 27, 2010 to make clear that LPC does not have the ability to make an investment decision after the filing of the registration statement on Form S-1 and that LPC is irrevocably bound to purchase the securities underlying the put. A copy of the Amended and Restated Purchase Agreement with LPC is attached to this report as Exhibit 10.1 and incorporated by reference.

The information contained in this Item 8.01 is incorporated by reference into Item 1.01. By incorporating this information into Item 1.01, the Company shall not be deemed to be making an admission of the materiality of the Amended and Restated Purchase Agreement.

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits.

10.1	Amended and Restated Purchase Agreement dated as of September 27, 2010, by and between the Company and Lincoln Park Capital Fund, LLC.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POKERTEK, INC.

Date: September 28, 2010	By:	/s/ Mark D. Roberson
Mark D. Roberson, Chief Executive Officer
and Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	Amended and Restated Purchase Agreement dated as of September 27, 2010, by and between the Company and Lincoln Park Capital Fund, LLC.

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